UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 1, 2020, NCR Corporation (the “Company”) issued performance based restricted stock units (PBRSUs) to certain officers of the Company. The PBRSUs were subject to the achievement of stock price appreciation goals over an 18-month performance period, with 50% of the earned shares vesting in 18 months and the remaining 50% of the earned shares vesting in 30 months, generally subject in each case to the grantee’s continued employment through the applicable vesting dates (except as provided in the award agreements upon certain qualifying terminations of employment).

In furtherance of the Company’s pay for performance philosophy, and in order to strengthen the long-term alignment of the Company’s named executive officers with the Company’s stockholders and bolster the retention value of the awards, the Chief Executive Officer, Mike Hayford, and the other named executive officers who participated in the award have agreed to amend their PBRSUs to extend the performance period from 18 months to 30 months and extend the vesting period for the first tranche by approximately 12 months so that all earned shares will vest in a single installment on December 15, 2022 (approximately 30 months from the grant date), generally subject to the named executive officer’s continued employment through the vesting date (except as provided in the amended award agreement upon certain qualifying terminations of employment).

Given the significant progress the management team has made, and continues to make, in the execution of the previously articulated strategy, including the transformational acquisition of Cardtronics plc, the NCR Board of Directors believes the retention of this team to be a strategic imperative, and the extension of the performance period helps achieve this goal.

The foregoing description is qualified in its entirety by reference to the amendment to the PBRSU award agreement, a form of which is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment to 2020 Senior Executive Team Market Stock Unit Award Agreement under the NCR Corporation 2017 Stock Incentive Plan

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR CORPORATION

Date: August 13, 2021	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel & Secretary